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                                                                    Exhibit 99.1

NEWS RELEASE


   MARVELL TECHNOLOGY GROUP LTD. UPDATES FIRST QUARTER AND FISCAL 2002 OUTLOOK

Sunnyvale, CA. (April 5, 2001) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a technology leader in the development of extreme broadband communications solutions, today updated its financial outlook for the first quarter and fiscal 2002.

"With the current slowdown in the U.S. economy, customers have taken additional actions to manage their inventory levels, leading to a higher level of new order delays and reschedules to existing orders that Marvell had not originally anticipated," stated Dr. Sehat Sutardja, Marvell President and CEO. "As such, the Company is updating its financial forecast for the first quarter and fiscal 2002 to better reflect current market conditions."

"Currently, we anticipate revenues for the first quarter of fiscal 2002 to be approximately $64 million, a decrease of 10% from our previous guidance. Due to the reduction in Q1 revenue, we anticipate pro forma diluted earnings per share for Q1 to be approximately $0.04. For fiscal 2002, we now expect our revenue to be in the range of $280 million to $290 million, with diluted earnings per share in the range of $0.22 to $0.25."

Added Dr. Sutardja, "While Marvell is currently very cautious about the near term market conditions, we believe that with our current product offerings and products scheduled to be introduced over the next several quarters, combined with the continuing high level of design win activity from our customers, we are well-positioned in both our storage and communications markets to effectively respond to customer demand. In addition, Marvell continues to invest in research and development in new emerging market areas for longer term revenue growth."

There will be no conference call in conjunction with this announcement. Marvell's first quarter fiscal 2002 financial results will be released on May 17th, 2001 after the close of market. During our earnings release conference call, we will provide additional guidance for the second quarter of fiscal 2002.



                                  ABOUT MARVELL

Marvell, a technology leader in the development of extreme broadband communications solutions, comprises Marvell Technology Group Ltd. (MTGL) and its subsidiaries, Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K. (MJKK), and Galileo Technology Ltd. (GTL). On behalf of MTGL, MSI designs, develops and markets integrated circuits utilizing proprietary Communications Mixed-Signal Processing (CMSP) and digital signal processing technologies for communications signal processing markets. MAPL is headquartered in Singapore and

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is responsible for Marvell's production and distribution operations. GTL develops high-performance communications Internetworking and Switching products for the broadband communications market. As used in this release, the terms "Company" and "Marvell" refer to the entire group of companies. The Company applies its technology to the extreme broadband communications market where its products are used in network access equipment to provide the interface between communications systems and data transmission media. MSI is headquartered at 645 Almanor Ave., Sunnyvale, Calif., 94085; phone: (408) 222-2500, fax: (408) 328-0120.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our products, our industry, our markets, management's beliefs, and certain assumptions made by us regarding our first fiscal quarter ending April 28, 2001 and other matters. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, market results may differ materially and adversely from those expressed in any forward-looking statements in this release.

Important risks, uncertainties and assumptions that may cause such a difference for Marvell include, but are not limited to, the timing, cost and successful completion of technology and product development through volume production; the timing, rescheduling or cancellation of significant customer orders; general economic conditions and specific conditions in the markets we address, including periodic downturns in the integrated circuit industry; the rate at which our present and future customers and end-users adopt and utilize our products; the timing and results of customer-industry qualification and certification of our products; and, the timing, pricing, rescheduling, and/or cancellation of significant customer orders.

For other factors that could cause the Company's results to vary from expectations, please see the `Risk Factors' section of Marvell's joint proxy/prospectus on Form S-4 relating to the Company's recent transaction with Galileo and the Company's Quarterly Report on Form 10-Q for the quarter ended October 28, 2000.

We undertake no obligation to revise or update publicly any forward-looking statements for any reason.